Exhibit 10.2

Addendum No. 2 to Upland Mining Lease

MHT 9400248

This Addendum is entered into by the State of Alaska, Department of Natural Resources, Mental Health Trust Land Office (“TLO” or “Lessor”) and Talon Gold Alaska, Inc. (Lessee).

The purpose of this Addendum is to modify the above referenced lease as follows:

(1)                                 Extension of Contract: This contract addendum extends the contract for one additional three year term starting on July 1, 2007.

(2)                                 Expiration: This addendum and contract will expire on June 30, 2010

(3)                                 Effective Date of this Addendum: July 1, 2007.

All other terms and conditions of Upland Mining Lease MHT 9400248 remain in effect.

This Addendum is attached and made a part of MHT 9400248.

Agreed:	/s/ [illegible]	Date:	8.16.07

Title:	[illegible]